EXHIBIT 23






Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Stanley Furniture Company, Inc. on Form S-8 (File Nos. 33-58396, 33-67218, 33-58797 and 33-56721) of our report dated
January 23, 1998, on our audits of the financial statements and financial statement schedule of Stanley Furniture Company, Inc. as of December 31, 1997 and 1996, and for each of the three years in the priod ended December 31, 1997, which report is included in this Annual Report on Form 10-K.




                                      Coopers & Lybrand L.L.P.



Richmond, Virginia
February 6, 1998